Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of June 1995
Distribution Date of July 17, 1995

Original Pool Amount     $280,021,471.35

Beginning Pool Balance   $168,810,661.60
Beginning Pool Factor          0.6028490

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)$8,607,053.41
  Interest Collected       $1,230,841.13

Additional Deposits:
  Repurchase Amounts               $0.00
  Liquidation Proceeds/Recoveries$163,176.89
Total Additional Deposits    $163,176.89

Repos/Chargeoffs              $82,845.14
Aggregate Number of Notes Charged Off 22

Total Available Funds     $10,001,071.43

Ending Pool Balance      $160,120,763.05
Ending Pool Factor             0.5718160

Servicing Fee                $140,675.55

Repayment of Servicer Advances     $0.00

Reserve Account:
  Beginning Balance       $11,025,624.93
  Target Percentage                6.50%
  Target Balance          $10,407,849.60
  Minimum Balance          $5,600,429.43
  (Release)/Deposit        $(617,775.34)
  Ending Balance          $10,407,849.60

                                 Dollars  Notes
Delinquencies:
  Installments:
     1-30 days              1,376,654.79  1,070
    31-60 days                137,250.19    144
    60+ days                   23,824.56     24

    Total                   1,537,729.54  1,072

  Balances:
    60+ days                  263,018.86     24

Memo Item - Reserve Account

  Prior Month             $10,972,693.00
  Invest. Income               52,931.93
    Beginning Balance     $11,025,624.93

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of June 1995

                                                         NOTES
                                              CLASS A-1
                                TOTAL         (MONEY MARKET)   CLASS A-2   CERTIFICATES
Original
 Pool Amount Dist.:      $280,021,471.35    $89,606,000.00$180,614,000.00$9,801,471.35
 Distribution Percentages                           100.00%         95.50%       4.50%
 Turbo Percentages                                  100.00%          0.00%       0.00%
 Coupon                                             4.531%         5.930%     6.260%

Beginning Pool Balance   $168,810,661.60
Ending Pool Balance      $160,120,763.05

Collected Principal        $8,607,053.41
Collected Interest         $1,230,841.13
Charge-Offs                   $82,845.14
Servicing                    $140,675.55
Cash Transfer from Reserve Account $0.00
  Total Collections Available
    for Debt Service       $9,697,218.99

Beginning Balance        $162,995,385.87             $0.00$154,427,818.37$8,567,567.50

Interest Due                 $807,824.94             $0.00    $763,130.80  $44,694.14
Interest Paid                $807,824.94             $0.00    $763,130.80  $44,694.14
Principal Due              $8,689,898.55             $0.00  $8,298,853.12 $391,045.43
Principal Paid             $8,689,898.55             $0.00  $8,298,853.12 $391,045.43
Turbo Principal                    $0.00             $0.00          $0.00       $0.00

Ending Balance           $154,305,487.32             $0.00$146,128,965.25$8,176,522.07
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)      0.0000000000   0.8090677647 0.8342137396

Total Distributions        $9,497,723.49             $0.00  $9,061,983.92 $435,739.57

Interest Shortfall                 $0.00             $0.00          $0.00       $0.00
Principal Shortfall                $0.00             $0.00          $0.00       $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00     $0.00

Excess Servicing             $199,495.50

Beginning Reserve Account Balance$11,025,624.93
(Release)/Draw              $(617,775.34)
Ending Reserve Account Balance$10,407,849.60

Memo Item - Advances:
 Servicer Advances - Current Month$295,388.27
 Total Outstanding Servicer Advances$2,929,763.47

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of June 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2             1
                          Feb 1995       Mar 1995       Apr 1995       May 1995        June 1995
Beg. Pool Balance      $198,921,224.81 $191,225,748.38$183,607,976.18$175,626,121.20$168,810,661.60


A) Loss Trigger:
Principal of Contracts
  Charged off              $355,748.09     $54,301.50     $256,743.69    $131,502.23     $82,845.14
Recoveries                  $81,007.02    $409,655.39      $62,308.63    $264,905.32    $163,176.89

Total Charged off
  (Months 5,4,3)           $666,793.28
Total Recoveries
  (Months 3,2,1)            490,390.84
Net Loss/(Recoveries)
  for 3 Mos.               $176,402.44(a)

Total Balance
  (Months 5,4,3)       $573,754,949.37(b)

Loss Ratio [(a/b)(12)]       0.3689%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                              $306,306.66    $375,105.45    $263,018.86
  As % of Beginning
    Pool Balance                                          0.16683%       0.21358%       0.15581%
  Three Month Average                                     0.33112%       0.32158%       0.17874%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer